Exhibit 10.9.6

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (the “Sixth Amendment”) is made as of this 16th day of March, 2004, by and between NDNE 9/90 CORPORATE CENTER LLC, a Massachusetts limited liability company, having an address c/o National Development, 2310 Washington Street, Newton Lower Falls, Massachusetts 02462 (the “Landlord”) and ANTIGENICS INC., a Massachusetts corporation, having an address at 630 Fifth Avenue, New York, New York 10111 (the “Tenant”).

W I T N E S S E T H:

WHEREAS, the Landlord and the Tenant (as Tenant is successor in interest to Aquila Biopharmaceuticals, Inc.) are the Landlord and Tenant under that certain Lease dated as of September 19, 1997, as amended by that certain First Amendment to Lease (“First Amendment”) dated December 17, 1997, as further amended by that certain Second Amendment to Lease (“Second Amendment”) dated as of January 14, 1998, as further amended by that certain Third Amendment to Lease (“Third Amendment”) dated as of February 3, 1998, as further amended by that certain Fourth Amendment to Lease (“Fourth Amendment”) dated as of February 27, 1998, as further Amended by that certain Fifth Amendment to Lease (“Fifth Amendment”) dated as of March 13, 1998 and as affected by that certain Consent to Assignment of Lease (“Consent”) dated May 8, 2001 (the Lease as so amended and affected by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Consent is hereinafter called the “Lease”) which relates to space in the Building (as said term is defined in the Lease) comprised of approximately 41,020 rentable square feet located on the 1st, 2nd and 3rd floors of the Building (the “Original Premises”); and

WHEREAS, Tenant has requested Landlord’s approval to sublease a portion of the Premises to PP Manufacturing Corp. (the “PPM Sublease”) and to modify an existing sublease with GTC Biotherapeutics, Inc. (such sublease as amended is hereinafter called the “GTC Sublease”) and, in connection therewith, Tenant is willing to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Landlord and the Tenant do hereby covenant and agree as follows:

1. Commencement Date; Expiration Date. Landlord and Tenant agree that the Commencement Date of the Lease was September 9, 1998 and that although the day immediately preceding the 12th anniversary of the Commencement Date would be September 8, 2010, nevertheless, Landlord and Tenant agree that the Term shall extend for the period (the “Final Stub Period”) through the last day of such month, namely, September 30, 2010, and Tenant shall pay Annual Rent for the Final Stub Period at the same rate otherwise applicable to the last Lease Year of the Term, appropriately prorated for the Final Stub Period.

2. Tenant’s Removable Property. Notwithstanding anything contained in Section 9.8 or any other provision of the Lease to the contrary, Tenant shall not, upon expiration or earlier termination of the Lease (or at any time prior thereto), remove any of the “Landlord Retained Property” (as said term is hereinafter defined) and, upon expiration or earlier termination of the Lease, Tenant shall surrender the Landlord Retained Property to Landlord free of all liens, security interests, mortgages, pledges and other encumbrances and such Landlord Retained Property shall automatically become the property of Landlord upon expiration or earlier termination of the Lease. Upon request of Landlord, from time to time, Tenant agrees to consult with Landlord concerning the utility and application of the various parts of Tenant’s Removable Property (including, without limitation, the equipment described in Exhibit A attached hereto) in relation to the provision and distribution of HVAC, electric, gas, water, tel/data, monitoring and other services (collectively “Premises Services”) to various parts of the Premises and/or various subtenants and occupants of any part of the Premises, as well as future users and occupants of any part of the Premises. Tenant shall not be required to remove any property or equipment included within the Landlord’s Retained Property upon expiration or earlier termination of the Lease. As used herein, the term “Landlord’s Retained Property” means any part of Tenant’s Removable Property which Landlord may hereafter elect to retain which is either (1) listed on Exhibit A attached hereto and incorporated herein by reference thereto and any replacements thereof and additions thereto or (2) constitutes part of the Premises Systems (as said term is hereinafter defined) or any replacement thereof and additions thereto. As used herein, the term “Premises Systems” means all equipment and related distribution systems and equipment used to generate, produce, provide, transmit, monitor, regulate, measure or maintain any Premises Services, and all replacements and additions thereto. The Landlord Retained Property may not include any other equipment or personal property of Tenant or subtenant, including, without limitation thereto, office and laboratory furniture, demountable partitions, office and laboratory supplies, standard office and laboratory equipment, including Xerox machines, fax machines, computers (except any computers which control or regulate or are required to monitor or operate any HVAC, gas, electric, water or other utilities or services which are required to be provided under the GTC Lease) and Tenant’s inventory (but notwithstanding the foregoing, the Landlord Retained Property may include any matter described on Exhibit A attached hereto as well as any matter included within Premises Systems, and all additions thereto and replacements thereof). Upon request of Landlord, Tenant shall provide Landlord a confirmatory bill of sale for all of Landlord’s Retained Equipment. Tenant represents and warrants that all of the Tenant’s Removable Property is presently owned by Tenant free and clear of all liens, mortgages, security interests and other encumbrances. Any transfer of all or any part of the Tenant’s Removable Property to PP Manufacturing Corporation or any affiliate thereof or any other subtenant or party shall be expressly subject to the provisions hereof and Landlord’s rights to the Landlord Retained Property.

3. Take Back Option. The second sentence from the end of Section 9.13(c) which reads as follows: “If Landlord exercises the Take Back Option, Landlord shall pay to Tenant the unamortized value of the tenant improvements located within the Premises” is hereby deleted.

4. Amendments to Section 13.8 (which Section 13.8 is entitled “Security Deposit”).

(a) The beginning of the first sentence of the first grammatical paragraph of Section 13.8 of the Lease which reads as follows: “In order to provide security against Tenant’s default under Section 11.1 (a) of the Lease (a “Monetary Default”)” is hereby deleted, and the following is substituted therefor: “In order to provide security against the failure of Tenant to pay Annual Fixed Rent, Additional Rent or any other sum which Landlord may expend or be entitled to the payment of, by reason of any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including, without limitation, any late charges, interest payments or any damages or deficiencies in the reletting of the Premises whether said damages or deficiency occurred before or after termination of this Lease and also to pay any and all other sums, amounts and obligations due under Section 11 of this Lease (collectively a “Monetary Default”, but it is expressly understood and agreed that for purposes of this Section 13.8, a Monetary Default shall be deemed to have occurred without any requirement for giving any written or other form of notice under any provision of the Lease.”)

(b) The first sentence of the second grammatical paragraph of Section 13.8 which reads as follows: “Tenant shall have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any Monetary Default.” is hereby deleted and the portion of the second sentence of such second grammatical paragraph of Section 13.8 (which second sentence begins with “If all or any part of the Security Deposit”) which reads as follows: “and notwithstanding the occurrence of a Monetary Default, Tenant shall not be deemed in default hereunder unless and until Tenant shall fail to restore the amount of the Security Deposit.” is also hereby deleted. Further, it is expressly understood and agreed that (a) Landlord shall have no obligation to apply the Security Deposit (whether in the form of a Letter of Credit or Cash or otherwise) to cure any Monetary Default, (b) the liability of the Tenant under the Lease is not limited to the amount of the Security Deposit (whether Cash or Letter of Credit) and (c) for purposes of Section 13.8, in no event shall Landlord be required to give any notice of default, or other notice, written or otherwise, under Section 11.1 of the Lease (or under any other provision of this Lease) in order to draw upon the Letter or Cash held by Landlord under Section 13.8 of the Lease.

(c) The second sentence of the fourth grammatical paragraph of Section 13.8 (which fourth grammatical paragraph begins with “The Letter shall be addressed”) which second sentence reads as follows: “In the event of a Monetary Default by Tenant under this Lease, Landlord may draw upon an amount necessary to cure the Monetary Default upon certification by Landlord to the Issuer that Landlord is entitled to apply all or any part of the proceeds of the Letter to the extent required to cure the Monetary Default.” is hereby deleted and the following is substituted therefor:

“It is agreed and understood that Landlord may present for payment and draw upon the Letter and Landlord may use, apply or retain the whole or any part of the amounts available to be drawn under the Letter to the extent required for the payment of any Annual Fixed Rent, Additional Rent or any other sum which Landlord may expend or be entitled to the payment of, by reason of any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including, without limitation, any late charges, interest payments or any damages or deficiencies in the reletting of the Premises whether said damages or deficiency occurred before or after termination of this Lease and also to any and all other sums, amounts and obligations due under Section 11 of this Lease (which Section 11 is entitled “Default”) and, without limiting the generality of the foregoing, in no event shall Landlord be required to give any notice, written or otherwise, as may otherwise be required by any other provision of the Lease in order to draw upon or apply the Letter or the Cash under Section 13.8. Any Cash Security Deposit may also be used and applied for the same purposes as are set forth in the previous sentence.”

(d) The first sentence of the fifth grammatical paragraph of Section 13.8 which reads as follows: “In the event of any Monetary Default by Tenant under this Lease, Landlord shall provide Tenant with two (2) Business Days written notice prior to drawing down on the Letter.” is hereby deleted, it being understood that written notice need not be provided to Tenant prior to drawing down on the Letter.

(e) The following words appearing at the beginning of the second full sentence of the fifth grammatical paragraph of Section 13.8 are hereby deleted: “In the event of any Monetary Default by Tenant under this Lease,”.

(f) The fifth sentence of the fifth grammatical paragraph of Section 13.8 (which fifth sentence reads as follows: “If, on or before the sixtieth (60th) day prior to the expiration date of a Letter, Tenant shall have failed to deliver to Landlord an original fully executed renewal or extension of the Letter (or a substitute letter of credit from an Approved Issuer), in each case, having a term of at least one year and such failure shall continue for more than ten (10) days after Landlord has given Tenant notice of such failure, Landlord, at its option, may, but shall not be required to without further notice to Tenant, draw down upon the Letter in its entirety in which event Landlord may, in addition to all other rights and remedies which it may have on account of such default, treat all sums drawn under such Letter as a Cash Security Deposit governed by and to be applied and/or retained by Landlord pursuant to the provisions of this paragraph.” is hereby deleted and the following is substituted therefor:

“Upon (i) receiving notice of cancellation or non-renewal of the Letter (or any substitute letter of credit from an Approved Issuer) or (ii) failure of Tenant to deliver to Landlord an original fully executed renewal or extension of the Letter (or a substitute letter of credit from an Approved Issuer which otherwise complies with the terms of this Section 13.8), in each case, having a term of at least one (1) additional year beyond the then applicable expiration or renewal date of the expiring Letter, all on or before the sixtieth (60th) day prior to the expiration or renewal date of the Expiring Letter and, in any such case, whether or not Tenant shall then be in default in the payment, performance or observance of any term, covenant or provision of this Lease, Landlord shall be entitled to, without notice to Tenant, present, draw upon and retain the entire amount of the Letter and, upon so doing, Landlord shall be entitled to use, apply and/or retain the proceeds of such payment (the “Non Renewal LC Proceeds”) to the extent required for the payment of any Annual Fixed Rent, Additional Rent or any other sum which Landlord may expend or be entitled to the payment of, by reason of any failure of Tenant to pay, perform or observe any term, covenant or condition of this Lease, including, without limitation, any late charges, interest payments or any damages or deficiency in the reletting of the Premises whether said damages or deficiency occurred before or after termination of the Lease and, also, to any other sums, amounts and obligations due under Section 11 of the Lease (which Section 11 is entitled “Default”) and, without limiting the generality of the foregoing, in no event shall Landlord be required to give any notice, written or otherwise, as may otherwise be required by any other provision of the Lease in order to draw upon or apply the Letter or the Cash under Section 13.8.”

5. Broker. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Sixth Amendment and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim including, without limitation, attorneys fees sustained by Landlord in defense of or in connection with any such claim. The provisions of this paragraph 5 shall survive expiration or earlier termination of the Lease.

6. Extension Option; Right of First Offer. Exhibit G to the Lease entitled “Options to Extend” and “Right of First Offer” and Exhibit J to the Lease entitled “Plan of First Offer Space” are hereby deleted from the Lease in their entirety and Tenant shall have no right to extend the Term nor any Rights of First Offer with respect to any space in the Building.

7. Name Correction: The Lease previously incorrectly identified the Tenant as “Antigenic, Inc.”. There is no comma in the Tenant’s name after “Antigenics” and the correct name of the Tenant is as set forth in this Sixth Amendment.

8. Revision to Letter of Credit. Within thirty (30) days of the date of execution and delivery of this Sixth Amendment, Tenant agrees to deliver to Landlord the following revision to the Letter of Credit presently being held by Landlord pursuant to Section 13.8 of the Lease, all of which shall be in form and substance satisfactory to Landlord: Paragraph 1 of the Letter of Credit shall be amended to read as follows:

“1. Beneficiary’s Written Statement on Beneficiary’s letterhead signed by a purported authorized signatory of NDNE 9/ 90 Corporate Center LLC stating: “Under the terms and conditions of the Lease Agreement dated September 19, 1997 between Aquila Biopharmaceuticals, Inc. (“Aquila”) (Antigenics Inc. having succeeded to Aquila’s interest as Tenant under such lease) and NDNE 9/ 90 Corporate Center LLC, as such Lease may have been transferred, assigned and amended from time to time, we axe entitled to draw upon this Letter of Credit USD             being the amount due to us.”.

The revision to the aforesaid Letter of Credit shall be in form and substance satisfactory to Landlord and shall also acknowledge that (a) the correct name of the present Tenant under the Lease as amended and assigned through the date hereof is Antigenics Inc. and (b) all references in the Letter of Credit and in any assignment or amendment to the Lease or other instruments affecting the Lease to “Antigenics, Inc.” shall be construed to mean “Antigenics Inc.”

9. Except as amended by this Sixth Amendment, all the terms, provisions, covenants, agreements, conditions, representations and warranties contained in the Lease are hereby affirmed and ratified.

[Remainder of page intentionally left blank. Signatures appear on next following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Lease to be duly executed as of the day and year first above written.

Landlord:	NDNE 9/90 CORPORATE CENTER LLC

	By:	NDNE 9/90, Inc.
	Its:	Manager

	By:	/s/ [Illegible]
	Its:	Exec VP

Tenant:	ANTIGENICS INC.

	By:	/s/ Jeff Clark
	Its:	CFO

NDNE 108

March 10, 2004

Exhibit A

List of Part of Tenant’s Property which Qualifies for

Inclusion in Landlord’s Retained Property

USP Purified Water Generation and Distribution System

Compressed Air Generation and Distribution System

Chilled Water Generation and Distribution System

Clean Steam Generation and Distribution System

Steam Boilers

Humidity Boiler

Electric Steam Boiler

High pressure Heating Boiler

Liquid Waste Neutralization System

Bio-kill Heat Inactivation System

Air Handlers 1, 2, 3, 4, 5

Autoclave #5 Room 215

Depyrogenation Oven Room 215

Solvent Delivery System

Building Monitoring System (software and 2 computers)

Room 223 Walk-in cold box rooms (3)

Room 230 QC cold room

Integral Diaphragm pump/filtration system

Any replacement or addition to the foregoing.